UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 13, 2008
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 13, 2008, two executive officers of Mariner Energy, Inc. (“Mariner”) each adopted a prearranged plan with a brokerage firm to periodically sell some shares of Mariner’s common stock that he or she owns. Each plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and facilitate the officer’s personal long-term investment strategy for asset diversification and liquidity.
The two officers, the total number of shares of Mariner common stock he or she owns (including shares issuable upon exercise of presently exercisable stock options), and the number of shares of Mariner common stock covered by his or her 10b5-1 plan are:

Name and Title	Total Shares Owned 03/13/08	Shares covered by 10b5-1 Plan

Teresa G. Bushman,	118,620	30,000
Senior Vice President and
General Counsel

Jesus G. Melendrez,	128,360	30,000
Senior Vice President—
Corporate Development
Under each plan, the brokerage firm may sell the covered shares subject to certain price limitations during specified times periods through January 13, 2012. Each of the officers currently must report any sales under his or her plan on Form 4 filings with the Securities and Exchange Commission.
Rule 10b5-1 permits executives and other insiders to adopt a written stock sales plan at times when they do not possess material, non-public information, and to sell stock under the plan on a periodic basis and in a non-discretionary manner, regardless whether they possess material, non-public information at the time sales occur.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: March 14, 2008	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President and General Counsel

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